Exhibit 10.1

Execution Version

FIRST AMENDMENT (this “Amendment”) dated as of May 5, 2014, among MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC., a Delaware corporation (“Holdings”), MOMENTIVE PERFORMANCE MATERIALS INC., a Delaware corporation (“Intermediate Holdings”), MOMENTIVE PERFORMANCE MATERIALS USA INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) under the SENIOR SECURED DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT dated as of April 15, 2014, among Holdings, Intermediate Holdings, the Borrower, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto (the “Credit Agreement”).

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower pursuant to the terms and subject to the conditions set forth therein. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement (as amended hereby); and

WHEREAS, the Loan Parties desire to amend the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms have the meanings specified below:

“Amendment No. 1 Effective Date” shall mean the date on which all the conditions set forth or referred to in Section 8 hereof shall have been satisfied (or to the extent permitted under the Credit Agreement, waived by the Administrative Agent and each of the Lenders party hereto).

SECTION 2. Amendments to Section 1.01. (a) On the Amendment No. 1 Effective Date, Section 1.01 of the Credit Agreement shall be amended by adding the following definition in the appropriate alphabetical order:

“Total First Lien Net Debt” shall mean, as of any date, (a) the aggregate principal amount of Consolidated Debt outstanding at such date that consists of, without duplication, Indebtedness secured by a first-priority Lien on any portion of the Collateral (other than letters of credit to the extent undrawn and not supporting Indebtedness of the type included in Consolidated Debt) minus (b) Unrestricted Cash and Permitted Investments of Intermediate Holdings and the Subsidiaries on such date.

(b) On the Amendment No. 1 Effective Date, the definition of the term “ABR” in Section 1.01 of the Credit Agreement shall be amended by adding the text “Adjusted” in front of each text “LIBO Rate”, each as set forth therein.

(c) On the Amendment No. 1 Effective Date, the definition of the term “Adjusted LIBO Rate” in Section 1.01 of the Credit Agreement shall be amended by deleting the text “1.00%” and replacing with the text “0.75%”.

(d) On the Amendment No. 1 Effective Date, the definition of the term “Applicable Margin” in Section 1.01 of the Credit Agreement shall be amended by (i) deleting the text “4.00%” and replacing with the text “3.25%” and (ii) deleting the text “3.00%” and replacing with the text “2.25%”.

(e) On the Amendment No. 1 Effective Date, the definition of the term “Hedge Bank” in Section 1.01 of the Credit Agreement shall be amended by inserting the text “DIP” immediately before the text “Closing Date” set forth therein.

SECTION 3. Amendment to Section 6.03. On the Amendment No. 1 Effective Date, Section 6.03(a)(ii) of the Credit Agreement shall be amended by inserting the text “ABL” immediately after the text “that is acquired after the” and immediately before the text “Closing Date”, each as set forth therein.

SECTION 4. Amendments to Section 6.04. (a) On the Amendment No. 1 Effective Date, clause (A) of Section 6.04(b) of the Credit Agreement shall be amended by inserting the text “ABL” immediately before the text “Closing Date”, as set forth therein.

(b) On the Amendment No. 1 Effective Date, clause (B) of Section 6.04(b) of the Credit Agreement shall be amended by inserting the text “ABL” immediately before the text “Closing Date”, as set forth therein.

(c) On the Amendment No. 1 Effective Date, Section 6.04(n) of the Credit Agreement shall be amended by inserting the text “ABL” immediately before each text “Closing Date”, each as set forth therein.

SECTION 5. Amendment to Section 6.05. On the Amendment No. 1 Effective Date, the last paragraph of Section 6.05 of the Credit Agreement shall be amended by (a) deleting the text “and” immediately before the text “(m)” and replacing with a comma and (b) adding the text “and (n)” immediately after the text “(m)” and immediately before the text “; provided that,”.

SECTION 6. Amendment to Section 6.08. On the Amendment No. 1 Effective Date, Section 6.08 of the Credit Agreement shall be amended by inserting the text “ABL” immediately before the text “Closing Date”, as set forth therein.

SECTION 7. Amendment to Section 9.04. On the Amendment No. 1 Effective Date, Section 9.04(d) of the Credit Agreement shall be amended by inserting the text “or any central bank having jurisdiction over such Lender,” immediately after the text “Federal Reserve Bank”, as set forth therein.

SECTION 8. Conditions to Amendments. This Amendment shall not become effective until the Administrative Agent shall have received from Holdings, Intermediate Holdings, the Borrower and each Lender, a counterpart of this Amendment signed on behalf of such party.

SECTION 9. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each Lender party hereto that:

(a) This Amendment has been duly authorized, executed and delivered by each Loan Party that is party hereto and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally including in the case of the Debtors only the entry by the Bankruptcy Court of the Interim Order and the Final Order and to the terms thereof, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b) The execution, delivery and performance by each of the Loan Parties of this Amendment party hereto will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of any such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any such Loan Party is a party or by which any of them or any of their property is or may be bound (except, in the case of the Debtors only, those entered into prior to the DIP Closing Date), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 9(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than Permitted Liens.

(c) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 1 Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) Immediately prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 10. Amendments; Counterparts. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by

Holdings, Intermediate Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. This Agreement may be executed in several counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. As of the Amendment No. 1 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute “Loan Documents” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 12. APPLICABLE LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE PROVISIONS AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 13. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP), to the extent required by Section 9.05 of the Credit Agreement.

SECTION 14. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment.

SECTION 15. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.

By:	/s/ William H. Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ William H. Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1]

MOMENTIVE PERFORMANCE MATERIALS USA INC.

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By	/s/ Charles O. Freedgood
	Name:	Charles O. Freedgood
	Title:	Managing Director

[Signature Page to Amendment No. 1]